EXHIBIT 1.01

Conflict Minerals Report of Mellanox Technologies, Ltd.
Pursuant to Rule 13p-1 under the Securities Exchange Act of 1934

Mellanox Technologies, Ltd. ("Mellanox") presents this Conflict Minerals report for the reporting period of January 1, 2017 to December 31, 2017 pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the "Rule"). The Rule was adopted by the Securities and Exchange Commission (the "SEC") to implement reporting and disclosure requirements related to Conflict Minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain Conflict Minerals which are necessary to the functionality or production of their products.
"Conflict Minerals" are defined as Tin, Tantalum, Tungsten, and Gold ("3TG") financing conflict in the Democratic Republic of the Congo or an adjoining country (collectively, the "Covered Countries").
Unless otherwise specified or unless the context otherwise requires, references to "Mellanox", the "Company", "we", "our" or "us" refers to Mellanox Technologies, Ltd. and its consolidated subsidiaries.

1.	Overview
1.1. The Company
Mellanox is a fabless semiconductor company that designs, manufactures and sells high-performance interconnect products and solutions primarily based on the InfiniBand and Ethernet standards. Its products facilitate efficient data transmission between servers, storage systems, communications infrastructure equipment, and other embedded systems. It operates its business globally and offers products to customers at various levels of integration such as Hardware Original Equipment Manufacturers, Software Partners and Selected Channel Partners.
Mellanox has an integrated history of environmental commitment and continues to advance its environmental policy. Mellanox works with its suppliers, vendors and contractors to ensure the working conditions in our supply chain are safe, affected workers are treated with respect and dignity, and applicable production processes are environmentally and socially responsible. In order to ensure our relationship with suppliers and vendors meets and supports these expectations, we strongly encourage our suppliers to acknowledge and support Mellanox’s Business Code of Conduct (the "Code").
1.2. Mellanox Products
The Company’s products, may contain 3TG necessary for their production or functionality. Products include: integrated circuits ("ICs"), adapter cards, switch systems, cables, modules and accessories as an integral part of a total end-to-end networking solution focused on computing, storage and communication applications used in multiple markets, including high-performance computing, Web 2.0, storage, financial services, enterprise data center and cloud computing.
1.3. Mellanox Supply Chain
While the Company designs and markets its products and conducts test development in-house, it does not manufacture, assemble, package and production test its products, and it relies on third-party subcontractors to perform these services. Materials used in manufacturing at these subcontractors may be purchased directly by the subcontractor or by the Company.

The products that the Company designs and markets are highly complex, typically containing thousands of parts from many direct suppliers. The Company has relationships with a large global network of suppliers and there are generally multiple tiers between the 3TG mines and the Company’s direct suppliers. Therefore, the Company must rely on its direct suppliers to work with their upstream suppliers in order to provide the Company with accurate information about the origin of 3TG in the components it purchases as stated in their current CMRTs (as defined below).
1.4. Mellanox Conflict Minerals Policy
Mellanox have established a Conflict Minerals Policy and an internal team to implement the policy ("CM team"). The Company's Conflict Minerals policy is communicated to the Company's relevant officials, its suppliers (through the vendor acceptance procedure) and to the public through the Company's website.
Mellanox strives to be a "Conflict Minerals Free" company and regularly reviews and checks the processes throughout its supply chain to ensure its products are and remain free of Conflict Minerals. Mellanox requires suppliers whose products contain tantalum, tin, gold or tungsten to provide written evidence of due diligence that traces these minerals back through their supply chain, and to confirm their source is not from the conflict region. Mellanox expects suppliers to take similar measures with their suppliers to ensure compliance throughout the supply chain. Therefore, Mellanox has incorporated the principles of the Conflict Minerals requirements into its business practices, and our supplier approval process includes a Conflict Minerals check.

2.	Reasonable Country of Origin Inquiry (RCOI)
The Company conducted a Reasonable Country of Origin Inquiry ("RCOI") to determine whether any of the necessary 3TG originated in Covered Countries.
2.1. RCOI procedure
In order to track the RCOI, in 2014 we extracted the list of the Company’s suppliers from the Company's purchasing system; the list was reviewed by our Component Engineering team in order to identify which suppliers use 3TG minerals in the production of Mellanox parts. The list of suppliers (" Suppliers") covered all our existing suppliers at that time.
The Suppliers were approached by our Conflict Minerals team and GreenSoft Technology, Inc., our contracted vendor for CMRT collection and validation ("GreenSoft"), and asked for their cooperation with the Company’s RCOI using the "CMRT", an industry-standard template for Conflict Minerals reporting designed by the Responsible Minerals Initiative formerly the Conflict-Free Sourcing Initiative ("RMI" also known as "CFSI").  Based on the CMRT, the Company is able to identify the minerals originated in the Covered Countries. The Company therefore conducted the due diligence activities described in this Conflict Minerals Report.
Since the original list was compiled, as part of our Supplier Approval Procedure, potential suppliers have been required to submit a complete CMRT. The CM team reviews the CMRTs, and unless CM project leader approves the CMRT as conflict free one cannot become our supplier.
In order to assure updated information regarding the RCOI, together with the original list, the CM team updates the supplier list regularly. GreenSoft together with our CM team monitor monthly the change of supplier status through our RMI membership using RMI database. As part of the monitoring we review the suppliers CMRTs responses and follow up suppliers on inconsistent, incomplete or inaccurate answers.
As for the year ended December 31, 2017 the supplier list consists of a total of 260 direct suppliers.

3.	Due Diligence
Our due diligence measures were designed in accordance with the framework set forth in the Organization for Economic Cooperation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition, 2016) and related supplements for 3TG.

 Below is a description of our due diligence activities preformed for the 2017 reporting year in order to assess whether the necessary 3TG in our products originated from Covered Countries and from Conformant smelters.

A.	Mellanox Conflict Minerals Management Systems

•
We maintained the Company’s Conflict Minerals Policy, as described in Section 1.4., along with the Company policies; Code of Conduct, Anti-Corruption Policy and Environmental and Regulatory Compliance Policy.

•	We have an internal CM Team including members of the Company’s Components Engineering, Purchasing and Legal departments. The CM Team led by the Company’s Manager of Compliance & Regulations.

•	We updated our internal Conflict Minerals Process document that describes the procedure of the due diligence and the roles and responsibilities required to comply with the Conflict Minerals rules.

▪
The Company has adopted the RMI reporting template, CMRT, as the exclusive tool to receive and convey suppliers and smelters information and is using a GreenSoft system to collect, review and validate the CMRTs and generate the company CMRT upon request from a customer

▪
Moreover, we incorporated Conflict Minerals compliance clause in our purchasing agreements and contracts to re-enforce the importance of compliance with applicable Conflict Mineral laws to our suppliers.

•	We retain documentation of our Conflict Minerals compliance process for five years.

•	We established a reporting mechanism for reporting violations of our policies.

B.	Identify and Assess Risks in the Supply Chain

•	We requested that our suppliers provide a CMRT in order to identify the smelters of 3TG used in our products.

•	Together with GreenSoft we validate the CMRTs for competence and reasonableness.

•
We assess the status of the smelters identified by our suppliers in their CMRTs and divide them to three groups; certified, active and non-certified. Smelters with conflict-free designation, such as CFSP/RJC/LBMA/DMCC are considered as "Certified", smelters that are in the process of receiving a conflict-free designation considered as "Active" and smelters that do not have a conflict-free certification and aren't in the process to acquire are considered as "non-certified".

•	Suppliers with non-certified smelters, smelters that their source of 3TG is unknown or located in Covered Countries, are considered as "Risky Suppliers".

C.	Design and Implement a Strategy to Respond to Identified Risks

•
Risky Suppliers are reviewed by the CM Team and an action plan is developed based on the supplier’s relationship, spend and product type. Non-cooperative suppliers are designated as not qualified for new products design.

•	Suppliers whose responses were identified as incomplete, inconsistent or inaccurate approached by a CM team member or GreenSoft in order to complete the required information.

•
As the Company strives to be a conflict free company, the Company strongly encourages its suppliers to join the RMI to be "Certified". Any supplier not "compliant" with the RMI program will be considered as a risky supplier and may be removed from the Company’s supply chain.

•	The CM team updates the senior management on Conflict Minerals status and progress.

D.	Carry Out Independent Third-Party Audit
The Company’s due diligence efforts rely on cross-industry initiatives to validate smelters. The Company is a member of the Responsible Minerals Initiative (RMI), which allows it to access the Smelters database, the Reasonable Country of Origin data and various opportunities to engage and learn more on Conflict Minerals issues. Moreover, the Company participates in RMI webinars and uses their publications and tools.

E.	Report on Supply Chain Due Diligence
In addition to filing this Conflict Minerals Report with the Securities and Exchange Commission, the Company has provided this Conflict Minerals Report on its website at http://www.mellanox.com/page/conflict_minerals_policy.

4.	Results of Assessment and Overall Progress Toward Becoming Conflict Free
Based on the due diligence we conducted on the information of 2017 reporting year. We have not identified any instances of sourcing that directly or indirectly supported conflict in the Covered Countries. We identified 310 smelters, of which 84% are considered certified on the RMI website. This represents an improvement from 70% in 2016. Additionally, we identified 14 active smelters bringing the total number of certified and active smelters to 273 or 88% of our total smelters.
As for the non-certified smelters, due to lack of information, the Company is unable to determine or describe with certainty the facilities used to process the necessary 3TG or their country of origin. Though according to RMIs database out of our 37 non-certified smelters only one is located in a Covered Country (Rwanda), Phoenix Metal Ltd. (identification number CID002770).
CMRT Collection Summary

Smelters Certification Status	2016	2017
Number of Smelters	372 (100%)	310 (100%)
Number of Certified Smelters	246 (66%)	259 (84%)
Number of Active Smelters	16 (4%)	14 (4%)
Number of Non-Certified Smelters	110 (30%)	37 (12%)
As reported by the Company’s suppliers in their CMRTs, the table in Appendix 1 report the smelters facilities. As part of the Company’s due diligence process, for those suppliers whose products were not deemed to be conflict free, the Company performed additional steps in an effort to determine the mine or location of origin which included the follow-up procedures.

5.	Continuous Improvement
The Company intends to undertake the following next steps to improve the due diligence process and mitigate the risk of it utilizing Conflict Minerals:

•	The Company will only accept certified suppliers or suppliers that have awarded active status by RMI.

•	Monitor changes in smelters status on RMI lists.

•	Design and implement training programs for higher-risk suppliers to increase supplier response rates.

•	Request higher-risk suppliers to offer smelters to participate in obtaining a conflict free designation from an industry program such as RMI Conflict-Free Smelter Program.

•
Work with industry groups, such as Ministry of Economy & Industry, Israel Chamber of Commerce, and ILTAM (ILTAM - The Israeli Users' Association of Advanced Technologies in Hi-Tec), to increase awareness in the Company’s supplier networks of the Conflict Mineral data requirements and best practices.

•	Share benchmarking information with the Company customer’s supply networks to stimulate improved performance.

6.	Additional Risk Factors
The statements above are based on the RCOI process and due diligence performed in good faith by the Company. These statements are based on the infrastructure and information available at the time the RCOI process and due diligence process were performed. A number of factors could introduce errors or otherwise affect our analysis and the disclosure provided herein.
These factors include, but are not limited to, gaps in product or product content information, gaps in supplier data, gaps in smelter data, errors or omissions by or of suppliers, errors or omissions by smelters, gaps in supplier education and knowledge, lack of timeliness of data, public information not discovered during a reasonable search, errors in public data, language barriers and translation, supplier and smelter unfamiliarity with the protocol, oversights or errors in conflict free smelter audits, materials sourced from the Covered Countries being declared secondary materials, certification programs that are not equally advanced for all industry segments and metals, and smuggling of Conflict Minerals to countries outside of the Covered Countries.

Appendix 1
Based on information available from RMI as of the 2017 Cut-Off Date and additional our external expert consultant, we believe that the countries of origin of the necessary Conflict Minerals from supplier-reported 3TG facilities may include the following countries.

A.	List of mines locations (where disclosed):
Andorra
Australia
Austria
Belgium
Bolivia (Plurinational State of)
Brazil
Canada
Chile
China
Czech Republic
Estonia
France
Germany
India
Indonesia
Italy
Japan
Kazakhstan
Korea, Republic Of
Kyrgyzstan
Macedonia, the former Republic of Yugoslav
Malaysia
Mexico
Netherlands
Peru
Philippines
Poland
Russian Federation

Saudi Arabia
Singapore
South Africa
Spain
Sweden
Switzerland
Taiwan, Province of China
Thailand
Turkey
United Arab Emirates
United States of America
Uzbekistan
Viet Nam
Zimbabwe
Covered Countries
Rwanda

B.	Smelters Facility List
This 3TG Facility List sets forth the name and location of all Mellanox’s 3TG facilities our suppliers reported to us. It is the result of our review of data from several sources, including information from Direct Suppliers and RMI. (List grouped by Metal).

#	Metal	Smelter Name	Smelter Country
1.	Gold	Abington Reldan Metals, LLC	United States of America
2.	Gold	Advanced Chemical Company	United States of America
3.	Gold	Aida Chemical Industries Co., Ltd.	Japan
4.	Gold	Al Etihad Gold LLC	United Arab Emirates
5.	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
6.	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
7.	Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
8.	Gold	Argor-Heraeus S.A.	Switzerland
9.	Gold	Asahi Pretec Corp.	Japan
10.	Gold	Asahi Refining Canada Ltd.	Canada
11.	Gold	Asahi Refining USA Inc.	United States of America
12.	Gold	Asaka Riken Co., Ltd.	Japan
13.	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
14.	Gold	AU Traders and Refiners	South Africa
15.	Gold	AURA-II	United States of America
16.	Gold	Aurubis AG	Germany
17.	Gold	Bangalore Refinery	India
18.	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
19.	Gold	Boliden AB	Sweden
20.	Gold	C. Hafner GmbH + Co. KG	Germany
21.	Gold	Caridad	Mexico
22.	Gold	CCR Refinery - Glencore Canada Corporation	Canada
23.	Gold	Cendres + Metaux S.A.	Switzerland
24.	Gold	Chimet S.p.A.	Italy
25.	Gold	Chugai Mining	Japan
26.	Gold	Daejin Indus Co., Ltd.	Korea, Republic of
27.	Gold	Daye Non-Ferrous Metals Mining Ltd.	China
28.	Gold	DODUCO GmbH	Germany
29.	Gold	Dowa	Japan
30.	Gold	DSC (Do Sung Corporation)	Korea, Republic of
31.	Gold	Eco-System Recycling Co., Ltd.	Japan
32.	Gold	Elemetal Refining, LLC	United States of America
33.	Gold	Emirates Gold DMCC	United Arab Emirates
34.	Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
35.	Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	China
36.	Gold	Geib Refining Corporation	United States of America
37.	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China

#	Metal	Smelter Name	Smelter Country
38.	Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
39.	Gold	Guangdong Jinding Gold Limited	China
40.	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
41.	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
42.	Gold	HeeSung Metal Ltd.	Korea, Republic of
43.	Gold	Heimerle + Meule GmbH	Germany
44.	Gold	Heraeus Metals Hong Kong Ltd.	China
45.	Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
46.	Gold	Hunan Chenzhou Mining Co., Ltd.	China
47.	Gold	HwaSeong CJ Co., Ltd.	Korea, Republic of
48.	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
49.	Gold	Ishifuku Metal Industry Co., Ltd.	Japan
50.	Gold	Istanbul Gold Refinery	Turkey
51.	Gold	Italpreziosi	Italy
52.	Gold	Japan Mint	Japan
53.	Gold	Jiangxi Copper Co., Ltd.	China
54.	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
55.	Gold	JSC Uralelectromed	Russian Federation
56.	Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
57.	Gold	Kazakhmys Smelting LLC	Kazakhstan
58.	Gold	Kazzinc	Kazakhstan
59.	Gold	Kennecott Utah Copper LLC	United States of America
60.	Gold	KGHM Polska Miedz Spolka Akcyjna	Poland
61.	Gold	Kojima Chemicals Co., Ltd.	Japan
62.	Gold	Korea Zinc Co., Ltd.	Korea, Republic of
63.	Gold	Kyrgyzaltyn JSC	Kyrgyzstan
64.	Gold	L'azurde Company For Jewelry	Saudi Arabia
65.	Gold	Lingbao Gold Co., Ltd.	China
66.	Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
67.	Gold	L'Orfebre S.A.	Andorra
68.	Gold	LS-NIKKO Copper Inc.	Korea, Republic of
69.	Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
70.	Gold	Marsam Metals	Brazil
71.	Gold	Materion	United States of America
72.	Gold	Matsuda Sangyo Co., Ltd.	Japan
73.	Gold	Metalor Technologies (Hong Kong) Ltd.	China
74.	Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
75.	Gold	Metalor Technologies (Suzhou) Ltd.	China
76.	Gold	Metalor Technologies S.A.	Switzerland
77.	Gold	Metalor USA Refining Corporation	United States of America
78.	Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico

#	Metal	Smelter Name	Smelter Country
79.	Gold	Mitsubishi Materials Corporation	Japan
80.	Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
81.	Gold	MMTC-PAMP India Pvt., Ltd.	India
82.	Gold	Modeltech Sdn Bhd	Malaysia
83.	Gold	Moscow Special Alloys Processing Plant	Russian Federation
84.	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
85.	Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
86.	Gold	Nihon Material Co., Ltd.	Japan
87.	Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
88.	Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
89.	Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation
90.	Gold	OJSC Novosibirsk Refinery	Russian Federation
91.	Gold	PAMP S.A.	Switzerland
92.	Gold	Penglai Penggang Gold Industry Co., Ltd.	China
93.	Gold	Planta Recuperadora de Metales SpA	Chile
94.	Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
95.	Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
96.	Gold	PX Precinox S.A.	Switzerland
97.	Gold	Rand Refinery (Pty) Ltd.	South Africa
98.	Gold	Remondis Argentia B.V.	Netherlands
99.	Gold	Republic Metals Corporation	United States of America
100.	Gold	Royal Canadian Mint	Canada
101.	Gold	SAAMP	France
102.	Gold	Sabin Metal Corp.	United States of America
103.	Gold	Safina a.s.	Czech Republic
104.	Gold	Samduck Precious Metals	Korea, Republic of
105.	Gold	SAMWON METALS Corp.	Korea, Republic of
106.	Gold	SAXONIA Edelmetalle GmbH	Germany
107.	Gold	Schone Edelmetaal B.V.	Netherlands
108.	Gold	SEMPSA Joyeria Plateria S.A.	Spain
109.	Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
110.	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
111.	Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
112.	Gold	Singway Technology Co., Ltd.	Taiwan, Province of China
113.	Gold	So Accurate Group, Inc.	United States of America
114.	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
115.	Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China
116.	Gold	Sumitomo Metal Mining Co., Ltd.	Japan
117.	Gold	SungEel HiTech	Korea, Republic of
118.	Gold	T.C.A S.p.A	Italy
119.	Gold	Tanaka Kikinzoku Kogyo K.K.	Japan

#	Metal	Smelter Name	Smelter Country
120.	Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China
121.	Gold	Tokuriki Honten Co., Ltd.	Japan
122.	Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
123.	Gold	Tony Goetz NV	Belgium
124.	Gold	Torecom	Korea, Republic of
125.	Gold	Umicore Brasil Ltda.	Brazil
126.	Gold	Umicore Precious Metals Thailand	Thailand
127.	Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
128.	Gold	United Precious Metal Refining, Inc.	United States of America
129.	Gold	Valcambi S.A.	Switzerland
130.	Gold	Western Australian Mint (T/a The Perth Mint)	Australia
131.	Gold	WIELAND Edelmetalle GmbH	Germany
132.	Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	Japan
133.	Gold	Yokohama Metal Co., Ltd.	Japan
134.	Gold	Yunnan Copper Industry Co., Ltd.	China
135.	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
136.	Tantalum	Asaka Riken Co., Ltd.	Japan
137.	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
138.	Tantalum	Conghua Tantalum and Niobium Smeltry	China
139.	Tantalum	D Block Metals, LLC	United States of America
140.	Tantalum	Duoluoshan	China
141.	Tantalum	Exotech Inc.	United States of America
142.	Tantalum	F&X Electro-Materials Ltd.	China
143.	Tantalum	FIR Metals & Resource Ltd.	China
144.	Tantalum	Global Advanced Metals Aizu	Japan
145.	Tantalum	Global Advanced Metals Boyertown	United States of America
146.	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
147.	Tantalum	H.C. Starck Co., Ltd.	Thailand
148.	Tantalum	H.C. Starck Hermsdorf GmbH	Germany
149.	Tantalum	H.C. Starck Inc.	United States of America
150.	Tantalum	H.C. Starck Ltd.	Japan
151.	Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany
152.	Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany
153.	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
154.	Tantalum	Hi-Temp Specialty Metals, Inc.	United States of America
155.	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
156.	Tantalum	Jiangxi Tuohong New Raw Material	China
157.	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
158.	Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	China
159.	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
160.	Tantalum	KEMET Blue Metals	Mexico
161.	Tantalum	KEMET Blue Powder	United States of America

#	Metal	Smelter Name	Smelter Country
162.	Tantalum	King-Tan Tantalum Industry Ltd.	China
163.	Tantalum	LSM Brasil S.A.	Brazil
164.	Tantalum	Metallurgical Products India Pvt., Ltd.	India
165.	Tantalum	Mineracao Taboca S.A.	Brazil
166.	Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
167.	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
168.	Tantalum	NPM Silmet AS	Estonia
169.	Tantalum	Power Resources Ltd.	Macedonia, The Former Yugoslav Republic of
170.	Tantalum	QuantumClean	United States of America
171.	Tantalum	Resind Industria e Comercio Ltda.	Brazil
172.	Tantalum	RFH Tantalum Smeltry Co., Ltd.	China
173.	Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
174.	Tantalum	Taki Chemical Co., Ltd.	Japan
175.	Tantalum	Telex Metals	United States of America
176.	Tantalum	Tranzact, Inc.	United States of America
177.	Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
178.	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
179.	Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China
180.	Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	China
181.	Tin	Alpha	United States of America
182.	Tin	An Thai Minerals Co., Ltd.	Viet Nam
183.	Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam
184.	Tin	Chengfeng Metals Co Pte Ltd	China
185.	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
186.	Tin	China Tin Group Co., Ltd.	China
187.	Tin	CNMC (Guangxi) PGMA Co., Ltd.	China
188.	Tin	Cooperativa Metalurgica de Rondonia Ltda.	Brazil
189.	Tin	CV Ayi Jaya	Indonesia
190.	Tin	CV Dua Sekawan	Indonesia
191.	Tin	CV Gita Pesona	Indonesia
192.	Tin	CV Serumpun Sebalai	Indonesia
193.	Tin	CV Tiga Sekawan	Indonesia
194.	Tin	CV United Smelting	Indonesia
195.	Tin	CV Venus Inti Perkasa	Indonesia
196.	Tin	Dowa	Japan
197.	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam
198.	Tin	Elmet S.L.U.	Spain
199.	Tin	EM Vinto	Bolivia (Plurinational State of)
200.	Tin	Estanho de Rondonia S.A.	Brazil
201.	Tin	Fenix Metals	Poland

#	Metal	Smelter Name	Smelter Country
202.	Tin	Gejiu Fengming Metallurgy Chemical Plant	China
203.	Tin	Gejiu Jinye Mineral Company	China
204.	Tin	Gejiu Kai Meng Industry and Trade LLC	China
205.	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
206.	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
207.	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
208.	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
209.	Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China
210.	Tin	HuiChang Hill Tin Industry Co., Ltd.	China
211.	Tin	Huichang Jinshunda Tin Co., Ltd.	China
212.	Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China
213.	Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
214.	Tin	Malaysia Smelting Corporation (MSC)	Malaysia
215.	Tin	Melt Metais e Ligas S.A.	Brazil
216.	Tin	Metallic Resources, Inc.	United States of America
217.	Tin	Metallo-Chimique N.V.	Belgium
218.	Tin	Mineracao Taboca S.A.	Brazil
219.	Tin	Minsur	Peru
220.	Tin	Mitsubishi Materials Corporation	Japan
221.	Tin	Modeltech Sdn Bhd	Malaysia
222.	Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China
223.	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam
224.	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
225.	Tin	O.M. Manufacturing Philippines, Inc.	Philippines
226.	Tin	Operaciones Metalurgical S.A.	Bolivia (Plurinational State of)
227.	Tin	Phoenix Metal Ltd.	Rwanda
228.	Tin	PT Aries Kencana Sejahtera	Indonesia
229.	Tin	PT Artha Cipta Langgeng	Indonesia
230.	Tin	PT ATD Makmur Mandiri Jaya	Indonesia
231.	Tin	PT Babel Inti Perkasa	Indonesia
232.	Tin	PT Bangka Prima Tin	Indonesia
233.	Tin	PT Bangka Tin Industry	Indonesia
234.	Tin	PT Belitung Industri Sejahtera	Indonesia
235.	Tin	PT Bukit Timah	Indonesia
236.	Tin	PT Cipta Persada Mulia	Indonesia
237.	Tin	PT DS Jaya Abadi	Indonesia
238.	Tin	PT Eunindo Usaha Mandiri	Indonesia
239.	Tin	PT Inti Stania Prima	Indonesia
240.	Tin	PT Justindo	Indonesia
241.	Tin	PT Karimun Mining	Indonesia
242.	Tin	PT Kijang Jaya Mandiri	Indonesia
243.	Tin	PT Lautan Harmonis Sejahtera	Indonesia

#	Metal	Smelter Name	Smelter Country
244.	Tin	PT Menara Cipta Mulia	Indonesia
245.	Tin	PT Mitra Stania Prima	Indonesia
246.	Tin	PT O.M. Indonesia	Indonesia
247.	Tin	PT Panca Mega Persada	Indonesia
248.	Tin	PT Prima Timah Utama	Indonesia
249.	Tin	PT REFINED BANGKA TIN	Indonesia
250.	Tin	PT Sariwiguna Binasentosa	Indonesia
251.	Tin	PT Stanindo Inti Perkasa	Indonesia
252.	Tin	PT Sukses Inti Makmur	Indonesia
253.	Tin	PT Sumber Jaya Indah	Indonesia
254.	Tin	PT Timah (Persero) Tbk Kundur	Indonesia
255.	Tin	PT Timah (Persero) Tbk Mentok	Indonesia
256.	Tin	PT Tinindo Inter Nusa	Indonesia
257.	Tin	PT Tommy Utama	Indonesia
258.	Tin	PT Wahana Perkit Jaya	Indonesia
259.	Tin	Resind Industria e Comercio Ltda.	Brazil
260.	Tin	Rui Da Hung	Taiwan, Province of China
261.	Tin	Soft Metais Ltda.	Brazil
262.	Tin	Thaisarco	Thailand
263.	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam
264.	Tin	VQB Mineral and Trading Group JSC	Viet Nam
265.	Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil
266.	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
267.	Tin	Yunnan Tin Company Limited	China
268.	Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan
269.	Tungsten	ACL Metais Eireli	Brazil
270.	Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam
271.	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
272.	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
273.	Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
274.	Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.	China
275.	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
276.	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
277.	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
278.	Tungsten	Global Tungsten & Powders Corp.	United States of America
279.	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
280.	Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany
281.	Tungsten	H.C. Starck Tungsten GmbH	Germany
282.	Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
283.	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
284.	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
285.	Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	China

#	Metal	Smelter Name	Smelter Country
286.	Tungsten	Hydrometallurg, JSC	Russian Federation
287.	Tungsten	Japan New Metals Co., Ltd.	Japan
288.	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
289.	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
290.	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
291.	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
292.	Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China
293.	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
294.	Tungsten	Kennametal Fallon	United States of America
295.	Tungsten	Kennametal Huntsville	United States of America
296.	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
297.	Tungsten	Moliren Ltd.	Russian Federation
298.	Tungsten	Niagara Refining LLC	United States of America
299.	Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Viet Nam
300.	Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
301.	Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China
302.	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Viet Nam
303.	Tungsten	Unecha Refractory metals plant	Russian Federation
304.	Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Viet Nam
305.	Tungsten	Wolfram Bergbau und Hutten AG	Austria
306.	Tungsten	Woltech Korea Co., Ltd.	Korea, Republic of
307.	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
308.	Tungsten	Xiamen Tungsten Co., Ltd.	China
309.	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
310.	Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China